Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-260012) of PMV Pharmaceuticals, Inc.,
(2)
Registration Statement (Form S-8 No. 333-249094) pertaining to the 2013 Equity Incentive Plan, 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of PMV Pharmaceuticals, Inc.,
(3)
Registration Statement (Form S-8 Nos. 333-256346, 333-269394 and 333-276667) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of PMV Pharmaceuticals, Inc.,
(4)
Registration Statement (Form S-8 No. 333-262308) pertaining to the 2020 Equity Incentive Plan of PMV Pharmaceuticals, Inc.;

of our report dated February 29, 2024, with respect to the consolidated financial statements of PMV Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of PMV Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 29, 2024